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                                                                      Exhibit 11

                     INFORMATION RESOURCE ENGINEERING, INC.
                                AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS



                                                                      Three Months Ended               Six Months Ended
                                                                           June 30,                         June 30,
                                                              -----------------------------------------------------------------
                                                                     1996            1997             1996             1997
                                                                     ----            ----             ----             ----
  Primary
  -------
  Net loss                                                       $  (225,743)   $  (918,003)     $(1,149,189)    $(2,342,148)
                                                                  ==========     ==========       ==========      ==========
  Average common shares outstanding                                5,417,329      5,461,949        5,164,362       5,460,595

  Dilutive effect of stock options and warrants                      --             --               --              --
                                                                  ----------     ----------       ----------      ----------
  Weighted average number of common shares outstanding             5,417,329      5,461,949        5,164,362       5,460,595
                                                                  ==========     ==========       ==========      ==========

  Loss per common share                                          $     (.04)    $      (.17)     $      (.22)    $      (.43)
                                                                  ==========     ==========       ==========      ==========
  Assuming full dilution
  ----------------------
  Net loss                                                       $  (225,743)   $  (918,003)     $(1,149,189)    $(2,342,148)
                                                                  ==========     ==========       ==========      ==========
  Weighted average number of common shares outstanding             5,417,329      5,461,949        5,164,362       5,460,595

  Additional dilutive effect of stock options and warrants           --             --               --              --
                                                                  ----------     ----------       ----------      ----------
  Weighted average number of common shares outstanding             5,471,329      5,461,949        5,164,362       5,460,595
                                                                  ==========     ==========       ==========      ==========
  Loss per common share assuming full dilution                   $     (.04)    $      (.17)     $      (.22)    $      (.43)
                                                                  ==========     ==========       ==========      ==========





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